UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/04/2005

OXIS International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-08092

DE	94-1620407
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

6040 N Cutter Circle Suite 317, Portland, OR 97217
(Address of Principal Executive Offices, Including Zip Code)

503-283-3911
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On July 31, 2005, OXIS International, Inc. (the "Company") entered into an Agreement (the "Agreement") with Timothy C. Rodell, M.D. ("Dr. Rodell"), a member of the Company's Board of Directors (the "Board"), pursuant to which the Company shall extend the exercise period of Dr. Rodell's then-vested options to purchase shares of the Company's Common Stock ("OXIS Options") in the event that Dr. Rodell ceases to serve on the Board. In exchange for the extension, Dr. Rodell has agreed to serve as a consultant, on an as-needed reasonable basis, for a period of one (1) year following the date on which Dr. Rodell ceases to serve on the Board.

The Company shall extend the exercise period of all Dr. Rodell's OXIS Options in the event he ceases to serve on the Board to a period ending the earlier of (i) the expiration of the particular OXIS Option or (ii) five (5) years following the day on which Dr. Rodell ceases to serve on the Board.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits.

99.1        Agreement, entered into between the Company and Timothy C. Rodell, M.D., on July 31, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OXIS International, Inc.

Date: August 04, 2005.	By:	/s/ Steven T. Guillen
Steven T. Guillen
President & CEO

Exhibit Index

Exhibit No.	Description
EX-99.1	Agreement between Company and Timothy C. Rodell, dated July 31, 2005